Exhibit 10.4
THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of September 13, 2024 (“Effective Date”), by and between ARE-SAN FRANCISCO NO. 19 OWNER, LLC, a Delaware limited liability company (“Landlord”), and NURIX THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are now parties to that certain Lease Agreement dated as of July 8, 2021 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of June 28, 2023, and that certain Second Amendment to Lease dated as of March 25, 2024 (the “Second Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises commonly known as Suite 493 and consisting of approximately 19,320 rentable square feet (the “Premises”) in a building located at 455 Mission Bay Boulevard South, San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.    The Term of the Lease is scheduled to expire on April 30, 2025.
C.     Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to extend the Term of the Lease through October 31, 2025 (the “Third Amendment Expiration Date”).
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Term. The Term of the Lease is hereby extended through the Third Amendment Expiration Date. Tenant’s occupancy of the Premises through the Third Amendment Expiration Date shall be on an “as-is” basis, and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.
2.Base Rent and Operating Expenses. Tenant shall continue paying Base Rent as provided for in the Lease through April 30, 2025. Commencing on May 1, 2025, and continuing through the Third Amendment Expiration Date, Tenant shall continue to pay Base Rent at the rental rate in effect as of April 30, 2025, which shall be calculated in accordance with Section 4 of the Original Lease.
For avoidance of doubt, Tenant shall continue to pay Tenant’s Share of Operating Expenses through the Third Amendment Expiration Date in accordance with the terms of the Lease.
3.Parking. Through the Third Amendment Expiration Date, Tenant’s parking rights shall continue as set forth in Section 10 of the Original Lease and the Parking Charges payable by Tenant shall continue to increase on each Parking Charge Adjustment Date by 3% as set forth in such Section 10.
4.Right to Extend Term. Tenant shall continue to have the Extension Right pursuant to Section 39 of the Original Lease, as modified by Section 5 of the Second Amendment.
5.Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this
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Third Amendment and that no Broker brought about this transaction, other than CBRE, Inc. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE, Inc., claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.
6.California Accessibility Disclosure.  Section 41(p) of the Original Lease is incorporated herein as though set forth in full herein.
7.OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
8.Miscellaneous.
a.This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
c.Tenant acknowledges that Landlord’s business operations are proprietary to Landlord.  Absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant Parties to hold confidential and not disclose to third parties, information concerning Landlord’s business operations, including but not limited to information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord.
d.This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.
e.Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.
[Signatures are on the next page.]
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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the Effective Date above written.
TENANT:
NURIX THERAPEUTICS, INC.,
a Delaware corporation
By: /s/ Christine Ring
Name: Christine Ring
Its: Chief Legal Officer
x I hereby certify that the signature, name, and title
above are my signature, name and title

LANDLORD:
ARE-SAN FRANCISCO NO. 19 OWNER, LLC,
a Delaware limited liability company
By:    ARE-San Francisco No. 19 HoldCo, LLC,
    a Delaware limited liability company,
    managing member

    By:    ARE-San Francisco No. 19 JV, LLC,
        a Delaware limited liability company
        managing member

        By:    ARE-San Francisco, No. 19, LLC
            a Delaware limited liability company
            managing member

            By:    Alexandra Real Estate Equities, L.P.,
                a Delaware limited partnership,
                managing member

                By:    ARE-QRS Corp.,
                     a Maryland corporation,
                     general partner

                     /s/ Kristen Childs
                    By: Kristen Childs
                    Its: Vice President – Real Estate

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